Subsidiary List

Banana Republic (H.K.) Limited, a Hong Kong corporation
Banana Republic Limited, an England and Wales corporation
Banana Republic Stores Pty. Ltd., an Australia corporation Banana Republic, Inc., a California corporation
GPS (Bermuda) Limited, a Bermuda corporation
GPS (Delaware), Inc., a Delaware corporation
GPS (EDT), Inc., a Delaware corporation
GPS (Great Britain) Limited, an England and Wales corporation GPS (Japan) Limited, a Delaware corporation
GPS (Maryland), Inc., a Maryland corporation
GPS (Puerto Rico) Limited, a California corporation
GPS (U.K.) Limited, a California corporation
GPS (U.S.A.) Limited, a California corporation
GPS Limited, a California corporation
Gap (Canada) Inc., a Canada corporation
Gap (France) SA, a France corporation
Gap (Deutschland) GmbH, a Germany corporation
Gap (Ireland) Limited, an Ireland corporation
Gap (Japan) K.K., a Japan corporation
Gap (Netherlands) B.V., a Netherlands corporation
Gap (Puerto Rico), Inc., a Puerto Rico corporation
Gap International Sourcing, Inc., a California corporation
Gap International Sourcing Limited, a Hong Kong corporation
Gap International Sourcing Pte. Ltd., a Singapore corporation Gap International Sourcing (USA) Inc., a California corporation Gap International, Inc., a California corporation
Goldhawk B.V., a Netherlands corporation
Real Estate Ventures (Glastonbury), Inc., a Delaware corporation Real Estate Ventures (Glen Eagle), Inc., a Delaware corporation Real Estate Ventures (Wheaton), Inc., an Illinois corporation The Fisher Gap Stores, Inc., a California corporation
The Gap (H.K.) Limited, a Hong Kong corporation
The Gap Limited, an England and Wales corporation
The Pottery Barn West, Inc., a California corporation